CARMAX REPORTS SECOND QUARTER RESULTS

Richmond, Va., September 26, 2018 – CarMax, Inc. (NYSE:KMX) today reported results for the second quarter ended August 31, 2018. Year-over-year highlights include:

▪	Net sales and operating revenues increased 8.6% to $4.77 billion.

▪	Used unit sales in comparable stores increased 2.1%.

▪	Total used unit sales rose 5.8%.

▪	Total wholesale unit sales increased 14.6%.

▪	CarMax Auto Finance (CAF) income increased 1.6% to $109.7 million.

▪	Net earnings increased 21.8% to $220.9 million and net earnings per diluted share increased 26.5% to $1.24.

*
The increase in net earnings was due to a decrease in the effective tax rate to 23.7% from 37.5% in the second quarter of fiscal 2018, primarily reflecting the effect of the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”).

Second Quarter Business Performance Review

Sales. Total used vehicle unit sales increased 5.8%, while comparable store used unit sales rose 2.1% versus the prior year’s second quarter. The comparable store sales performance primarily reflected improved conversion, which we believe benefited from the solid performance of our store teams and contributions from our digital initiatives, partially offset by lower store traffic.

Total wholesale vehicle unit sales increased 14.6% compared with the second quarter of fiscal 2018, driven by an increase in appraisal traffic, the growth in our store base and a higher appraisal buy rate.

Other sales and revenues increased 12.4% compared with the second quarter of fiscal 2018. Extended protection plan (EPP) net revenues rose 15.2%, reflecting the increase in our retail unit volume and cost decreases from plan providers, as well as a $4.4 million benefit associated with the accelerated recognition of revenue related to extended service plans. The accelerated recognition results from our adoption of the new revenue recognition accounting standard in the first quarter of fiscal 2019. Net third-party finance fees improved $1.9 million, reflecting shifts in our sales mix by finance channel, including an increase in our Tier 2 and a decrease in our Tier 3 sales.

Gross Profit. Total gross profit increased 7.7% versus last year’s second quarter, to $650.6 million. Used vehicle gross profit rose 5.9%, reflecting the 5.8% increase in total used unit sales. Used vehicle gross profit per unit remained stable at $2,179 compared with $2,178 in the prior year period. Wholesale vehicle gross profit increased 10.8% versus the prior year’s quarter, driven by the 14.6% increase in wholesale unit sales, partially offset by a decrease in wholesale vehicle gross profit per unit to $919 from $950 in last year’s second quarter. Other gross profit increased 12.2%, reflecting the improvements in

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EPP revenues and net third-party finance fees, partially offset by a decrease in service profits, which were affected by reduced leverage of service department overhead costs.

SG&A. Compared with the second quarter of fiscal 2018, SG&A expenses increased 12.0% to $453.6 million. Factors contributing to the increase included the 10% increase in our store base since the beginning of last year’s second quarter (representing the addition of 18 stores), and a $6.5 million increase in stock-based compensation expense. Advertising expense rose 17.9% largely reflecting timing shifts compared with the prior year. We also continued to update our technology platforms and support our core strategic initiatives as part of our focus on improving the omnichannel customer experience. SG&A per used unit was $2,304 in the current quarter, up $126 year-over-year. The increase in stock-based compensation expense increased SG&A per unit by $28.

CarMax Auto Finance.(1) Compared with last year’s second quarter, CAF income increased 1.6% to $109.7 million. The increase reflected the net effects of an 8.6% increase in average managed receivables, an increase in the provision for loan losses and a slightly lower total interest margin percentage. The total interest margin percentage, which reflects the spread between interest and fees charged to consumers and our funding costs, was 5.7% of average managed receivables compared with 5.8% in last year’s second quarter. The provision for loan losses increased to $40.0 million from $32.9 million in the prior year quarter. The allowance for loan losses as a percentage of ending managed receivables remained stable at 1.13% as of August 31, 2018, compared with 1.15% as of August 31, 2017, and 1.13% as of May 31, 2018.

Interest Expense. Interest expense rose to $18.0 million from $16.8 million in the prior year’s second quarter, primarily reflecting higher interest rates in fiscal 2019.

Income Taxes. The effective tax rate fell to 23.7% in the second quarter of fiscal 2019 from 37.5% in the prior year’s second quarter, primarily due to the reduction in the federal statutory tax rate following the enactment of the 2017 Tax Act. The current quarter’s effective tax rate was also reduced by share-based awards that settled during the quarter.

Store Openings. During the second quarter of fiscal 2019, we opened three stores. We added two stores in existing television markets (Albuquerque, New Mexico, and Oklahoma City, Oklahoma), and we entered the Macon, Georgia, television market.

Share Repurchase Activity. During the second quarter of fiscal 2019, we repurchased 2.3 million shares of common stock for $171.2 million pursuant to our share repurchase program. As of August 31, 2018, we had $638.3 million remaining available for repurchase under the current authorization.

(1)	Although CAF benefits from certain indirect overhead expenditures, we have not allocated indirect costs to CAF to avoid making subjective allocation decisions.

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Supplemental Financial Information
Amounts and percentage calculations may not total due to rounding.

Sales Components

	Three Months Ended August 31			Six Months Ended August 31
(In millions)	2018	2017	Change	2018	2017	Change
Used vehicle sales	$3,975.4	$3,694.2	7.6%	$7,996.4	$7,537.6	6.1%
Wholesale vehicle sales	628.0	547.8	14.6%	1,245.6	1,101.2	13.1%
Other sales and revenues:
Extended protection plan revenues	98.5	85.5	15.2%	198.6	177.4	11.9%
Third-party finance fees, net	(9.7)	(11.6)	16.3%	(24.2)	(23.0)	(5.0)%
Other	73.9	70.8	4.4%	142.2	135.8	4.7%
Total other sales and revenues	162.7	144.7	12.4%	316.6	290.2	9.1%
Total net sales and operating revenues	$4,766.0	$4,386.6	8.6%	$9,558.6	$8,929.0	7.1%

Unit Sales

	Three Months Ended August 31			Six Months Ended August 31
	2018	2017	Change	2018	2017	Change
Used vehicles	196,880	186,019	5.8%	395,278	381,292	3.7%
Wholesale vehicles	120,866	105,508	14.6%	234,201	208,951	12.1%

Average Selling Prices

	Three Months Ended August 31			Six Months Ended August 31
	2018	2017	Change	2018	2017	Change
Used vehicles	$20,005	$19,667	1.7%	$20,036	$19,570	2.4%
Wholesale vehicles	$4,955	$4,957	—%	$5,076	$5,034	0.8%

Vehicle Sales Changes

	Three Months Ended August 31		Six Months Ended August 31
	2018	2017	2018	2017
Used vehicle units	5.8%	11.1%	3.7%	12.6%
Used vehicle revenues	7.6%	11.9%	6.1%	12.0%

Wholesale vehicle units	14.6%	0.4%	12.1%	0.2%
Wholesale vehicle revenues	14.6%	(2.3)%	13.1%	(2.4)%

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Comparable Store Used Vehicle Sales Changes (1)

	Three Months Ended August 31		Six Months Ended August 31
	2018	2017	2018	2017
Used vehicle units	2.1%	5.3%	(0.2)%	6.8%
Used vehicle revenues	3.8%	6.0%	2.2%	6.1%

(1)
Stores are added to the comparable store base beginning in their fourteenth full month of operation. Comparable store calculations include results for a set of stores that were included in our comparable store base in both the current and corresponding prior year periods.

Used Vehicle Financing Penetration by Channel (Before the Impact of 3-day Payoffs) (1)

	Three Months Ended August 31		Six Months Ended August 31
	2018	2017	2018	2017
CAF (2)	49.3%	49.0%	48.8%	48.1%
Tier 2 (3)	17.0%	16.0%	17.0%	17.6%
Tier 3 (4)	8.8%	9.6%	9.9%	9.8%
Other (5)	24.9%	25.4%	24.3%	24.5%
Total	100.0%	100.0%	100.0%	100.0%

(1)	Calculated as used vehicle units financed for respective channel as a percentage of total used units sold.

(2)	Includes CAF's Tier 3 loan originations, which represent less than 1% of total used units sold.

(3)	Third-party finance providers who generally pay us a fee or to whom no fee is paid.

(4)	Third-party finance providers to whom we pay a fee.

(5)	Represents customers arranging their own financing and customers that do not require financing.

Selected Operating Ratios

	Three Months Ended August 31				Six Months Ended August 31
(In millions)	2018	% (1)	2017	% (1)	2018	% (1)	2017	% (1)
Net sales and operating revenues	$4,766.0	100.0	$4,386.6	100.0	$9,558.6	100.0	$8,929.0	100.0
Gross profit	$650.6	13.7	$604.0	13.8	$1,312.0	13.7	$1,252.9	14.0
CarMax Auto Finance income	$109.7	2.3	$107.9	2.5	$225.3	2.4	$217.3	2.4
Selling, general, and administrative expenses	$453.6	9.5	$405.1	9.2	$891.8	9.3	$808.6	9.1
Interest expense	$18.0	0.4	$16.8	0.4	$36.0	0.4	$33.7	0.4
Earnings before income taxes	$289.5	6.1	$290.2	6.6	$609.2	6.4	$628.3	7.0
Net earnings	$220.9	4.6	$181.4	4.1	$459.5	4.8	$393.1	4.4

(1)	Calculated as a percentage of net sales and operating revenues.

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Gross Profit

	Three Months Ended August 31			Six Months Ended August 31
(In millions)	2018	2017	Change	2018	2017	Change
Used vehicle gross profit	$429.0	$405.1	5.9%	$868.4	$837.1	3.7%
Wholesale vehicle gross profit	111.1	100.3	10.8%	225.8	204.9	10.2%
Other gross profit	110.5	98.6	12.2%	217.8	210.9	3.2%
Total	$650.6	$604.0	7.7%	$1,312.0	$1,252.9	4.7%

Gross Profit per Unit

	Three Months Ended August 31				Six Months Ended August 31
	2018		2017		2018		2017
	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)
Used vehicle gross profit	$2,179	10.8	$2,178	11.0	$2,197	10.9	$2,195	11.1
Wholesale vehicle gross profit	$919	17.7	$950	18.3	$964	18.1	$981	18.6
Other gross profit	$562	68.0	$530	68.1	$551	68.8	$553	72.7
Total gross profit	$3,305	13.7	$3,247	13.8	$3,319	13.7	$3,286	14.0

(1)	Calculated as category gross profit divided by its respective units sold, except the other and total categories, which are divided by total used units sold.

(2)	Calculated as a percentage of its respective sales or revenue.

SG&A Expenses

	Three Months Ended August 31			Six Months Ended August 31
(In millions)	2018	2017	Change	2018	2017	Change
Compensation and benefits (1)	$238.9	$218.2	9.5%	$480.3	$440.6	9.0%
Store occupancy costs	90.8	85.2	6.6%	178.6	164.9	8.3%
Advertising expense	46.7	39.6	17.9%	85.2	77.8	9.5%
Other overhead costs (2)	77.2	62.1	24.3%	147.7	125.3	17.9%
Total SG&A expenses	$453.6	$405.1	12.0%	$891.8	$808.6	10.3%
SG&A per used unit	$2,304	$2,178	$126	$2,256	$2,121	$135

(1)	Excludes compensation and benefits related to reconditioning and vehicle repair service, which are included in cost of sales.

(2)	Includes IT expenses, preopening and relocation costs, insurance, non-CAF bad debt, travel, charitable contributions and other administrative expenses.

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Components of CAF Income and Other CAF Information

	Three Months Ended August 31				Six Months Ended August 31
(In millions)	2018	% (1)	2017	% (1)	2018	% (1)	2017	% (1)
Interest margin:
Interest and fee income	$242.2	8.0	$213.6	7.7	$474.5	8.0	$420.3	7.7
Interest expense	(69.1)	(2.3)	(52.2)	(1.9)	(132.9)	(2.2)	(101.2)	(1.8)
Total interest margin	173.1	5.7	161.4	5.8	341.6	5.7	319.1	5.8
Provision for loan losses	(40.0)	(1.3)	(32.9)	(1.2)	(70.9)	(1.2)	(61.5)	(1.1)
Total interest margin after
provision for loan losses	133.1	4.4	128.5	4.6	270.7	4.5	257.6	4.7

Total other expense	(0.3)	—	—	—	(0.3)	—	—	—

Total direct expenses	(23.1)	(0.8)	(20.6)	(0.7)	(45.1)	(0.8)	(40.3)	(0.7)
CarMax Auto Finance income	$109.7	3.6	$107.9	3.9	$225.3	3.8	$217.3	4.0

Total average managed receivables	$12,067.5		$11,112.0		$11,921.4		$10,970.8
Net loans originated	$1,678.4		$1,542.2		$3,343.9		$3,088.3
Net penetration rate	43.9%		43.5%		43.4%		42.7%
Weighted average contract rate	8.5%		7.6%		8.4%		7.7%

Ending allowance for loan losses	$138.1		$129.5		$138.1		$129.5

Warehouse facility information:
Ending funded receivables	$2,106.0		$2,061.0		$2,106.0		$2,061.0
Ending unused capacity	$1,034.0		$839.0		$1,034.0		$839.0

(1)	Annualized percentage of total average managed receivables.

Earnings Highlights

	Three Months Ended August 31			Six Months Ended August 31
(In millions except per share data)	2018	2017	Change	2018	2017	Change
Net earnings	$220.9	$181.4	21.8%	$459.5	$393.1	16.9%
Diluted weighted average shares outstanding	178.2	184.7	(3.5)%	178.8	185.8	(3.8)%
Net earnings per diluted share	$1.24	$0.98	26.5%	$2.57	$2.12	21.2%

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Planned Store Openings

We currently plan to open the following stores within 12 months from August 31, 2018. During this period, we will be entering ten new television markets and expanding our presence in five existing television markets. Of the 15 stores we plan to open during the 12 months ending August 31, 2019, 8 will be in Metropolitan Statistical Areas having populations of 600,000 or less, which we define as small markets.

Location	Television Market	Metropolitan Statistical Area	Planned Opening Date
Wilmington, North Carolina	Wilmington (1)	Wilmington	Q3 Fiscal 2019
Lafayette, Louisiana	Lafayette (1)	Lafayette	Q3 Fiscal 2019
Corpus Christi, Texas	Corpus Christi (1)	Corpus Christi	Q3 Fiscal 2019
Shreveport, Louisiana	Shreveport (1)	Shreveport	Q3 Fiscal 2019
Amherst, New York	Buffalo (1)	Buffalo	Q4 Fiscal 2019
Melbourne, Florida	Orlando/Daytona Beach	Palm Bay/Melbourne	Q4 Fiscal 2019
Montgomery, Alabama	Montgomery/Selma (1)	Montgomery	Q4 Fiscal 2019
Vancouver, Washington	Portland	Portland/Vancouver	Q4 Fiscal 2019
Kenner, Louisiana	New Orleans (1)	New Orleans	Q4 Fiscal 2019
Memphis, Tennessee	Memphis	Memphis	Q1 Fiscal 2020
Killeen, Texas	Waco/Temple (1)	Killeen/Temple	Q1 Fiscal 2020
Pharr, Texas	Harlingen/Brownsville/McAllen (1)	McAllen/Edinburg/Mission	Q1 Fiscal 2020
Pleasant Hill, California	San Francisco/Oakland/San Jose	San Francisco/Oakland	Q2 Fiscal 2020
Lubbock, Texas	Lubbock (1)	Lubbock	Q2 Fiscal 2020
Scottsdale, Arizona	Phoenix	Phoenix/Mesa/Scottsdale	Q2 Fiscal 2020

(1)	Represents new television market as of planned store opening date.

Normal construction, permitting or other scheduling delays could shift the opening dates of any of these stores into a later period.

Conference Call Information

We will host a conference call for investors at 9:00 a.m. ET today, September 26, 2018. Domestic investors may access the call at 1-888-298-3261 (international callers dial 1-706-679-7457). The conference I.D. for both domestic and international callers is 75174042. A live webcast of the call will be available on our investor information home page at investors.carmax.com.

A webcast replay of the call will be available at investors.carmax.com through December 20, 2018. A telephone replay also will be available through October 3, 2018, and may be accessed by dialing 1-855-859-2056 (international callers dial 1-404-537-3406). The conference I.D. for both domestic and international callers is 75174042.

Third Quarter Fiscal 2019 Earnings Release Date

We currently plan to release results for the third quarter ending November 30, 2018, on Friday, December 21, 2018, before the opening of trading on the New York Stock Exchange. We plan to host a conference call for investors at 9:00 a.m. ET on that date. Information on this conference call will be available on our investor information home page at investors.carmax.com in early December 2018.

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About CarMax

CarMax is the nation’s largest retailer of used cars, currently operating 194 stores in 41 states nationwide. CarMax revolutionized the auto industry by delivering the honest, transparent and high-integrity car buying experience customers want and deserve. For more than 25 years, CarMax has made car buying more ethical, fair and stress-free by offering a no-haggle, no-hassle experience and an incredible selection of vehicles. CarMax makes selling your car easy too, by offering no-obligation appraisals good for seven days. At CarMax, we’ll buy your car even if you don’t buy ours®. CarMax has more than 25,000 associates nationwide and for 14 consecutive years has been named as one of the Fortune 100 Best Companies to Work For®. During the twelve months ended February 28, 2018, the company retailed 721,512 used vehicles and sold 408,509 wholesale vehicles at its in-store auctions. For more information, access the CarMax website at www.carmax.com.

Forward-Looking Statements

We caution readers that the statements contained in this release about our future business plans, operations, opportunities or prospects, including without limitation any statements or factors regarding expected sales, margins, expenses, capital expenditures, debt obligations, tax rates or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will” and other similar expressions, whether in the negative or affirmative. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following:

•	Changes in the competitive landscape and/or our failure to successfully adjust to such changes.

•	Events that damage our reputation or harm the perception of the quality of our brand.

•	Changes in general or regional U.S. economic conditions.

•	Changes in tax law, including the effect of the 2017 Tax Act.

•	Changes in the availability or cost of capital and working capital financing, including changes related to the asset-backed securitization market.

•	Our inability to recruit, develop and retain associates and maintain positive associate relations.

•	The loss of key associates from our store, regional or corporate management teams or a significant increase in labor costs.

•	Security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer, associate or corporate information.

•	Significant changes in prices of new and used vehicles.

•	Changes in economic conditions or other factors that result in greater credit losses for CAF’s portfolio of auto loan receivables than anticipated.

•	A reduction in the availability of or access to sources of inventory or a failure to expeditiously liquidate inventory.

•	Changes in consumer credit availability provided by our third-party finance providers.

•	Changes in the availability of extended protection plan products from third-party providers.

•	Factors related to the regulatory and legislative environment in which we operate.

•	Factors related to geographic and sales growth, including the inability to effectively manage our growth.

•	The failure of or inability to sufficiently enhance key information systems.

•	The effect of various litigation matters.

•	Adverse conditions affecting one or more automotive manufacturers, and manufacturer recalls.

•
The inaccuracy of estimates and assumptions used in the preparation of our financial statements, or the effect of new accounting requirements or changes to U.S. generally accepted accounting principles.

•	The performance of the third-party vendors we rely on for key components of our business.

•	Factors related to seasonal fluctuations in our business.

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•	The occurrence of severe weather events.

•	Factors related to the geographic concentration of our stores.

For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2018, and our quarterly or current reports as filed with or furnished to the U.S. Securities and Exchange Commission. Our filings are publicly available on our investor information home page at investors.carmax.com. Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling 1-804-747-0422 ext. 4391. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
Contacts:

Investors:
Katharine Kenny, Vice President, Investor Relations, (804) 935-4591
Celeste Gunter, Manager, Investor Relations, (804) 935-4597

Media:
pr@carmax.com, (855) 887-2915

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CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)

	Three Months Ended August 31				Six Months Ended August 31
(In thousands except per share data)	2018	% (1)	2017	% (1)	2018	% (1)	2017	% (1)
SALES AND OPERATING REVENUES:
Used vehicle sales	$3,975,368	83.4	$3,694,200	84.2	$7,996,415	83.7	$7,537,573	84.4
Wholesale vehicle sales	627,990	13.2	547,767	12.5	1,245,641	13.0	1,101,157	12.3
Other sales and revenues	162,677	3.4	144,673	3.3	316,571	3.3	290,244	3.3
NET SALES AND OPERATING REVENUES	4,766,035	100.0	4,386,640	100.0	9,558,627	100.0	8,928,974	100.0
COST OF SALES:
Used vehicle cost of sales	3,546,383	74.4	3,289,051	75.0	7,127,992	74.6	6,700,497	75.0
Wholesale vehicle cost of sales	516,913	10.8	447,490	10.2	1,019,858	10.7	896,208	10.0
Other cost of sales	52,103	1.1	46,094	1.1	98,801	1.0	79,326	0.9
TOTAL COST OF SALES	4,115,399	86.3	3,782,635	86.2	8,246,651	86.3	7,676,031	86.0
GROSS PROFIT	650,636	13.7	604,005	13.8	1,311,976	13.7	1,252,943	14.0
CARMAX AUTO FINANCE INCOME	109,667	2.3	107,936	2.5	225,260	2.4	217,299	2.4
Selling, general and administrative expenses	453,554	9.5	405,062	9.2	891,788	9.3	808,565	9.1
Interest expense	17,950	0.4	16,836	0.4	36,002	0.4	33,674	0.4
Other (income) expense	(686)	—	(189)	—	277	—	(282)	—
Earnings before income taxes	289,485	6.1	290,232	6.6	609,169	6.4	628,285	7.0
Income tax provision	68,595	1.4	108,808	2.5	149,623	1.6	235,159	2.6
NET EARNINGS	$220,890	4.6	$181,424	4.1	$459,546	4.8	$393,126	4.4
WEIGHTED AVERAGE COMMON SHARES:
Basic	176,284		182,868		177,211		184,034
Diluted	178,200		184,696		178,811		185,778
NET EARNINGS PER SHARE:
Basic	$1.25		$0.99		$2.59		$2.14
Diluted	$1.24		$0.98		$2.57		$2.12

(1)    Percents are calculated as a percentage of net sales and operating revenues and may not total due to rounding.

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CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
	August 31	February 28	August 31
(In thousands except share data)	2018	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$37,147	$44,525	$25,765
Restricted cash from collections on auto loan receivables	447,642	399,442	404,276
Accounts receivable, net	104,883	133,321	99,733
Inventory	2,357,355	2,390,694	2,231,769
Other current assets	75,060	93,462	41,792
TOTAL CURRENT ASSETS	3,022,087	3,061,444	2,803,335
Auto loan receivables, net	12,140,455	11,535,704	11,172,330
Property and equipment, net	2,766,902	2,667,061	2,602,323
Deferred income taxes	56,354	63,256	150,684
Other assets	190,707	158,807	147,061
TOTAL ASSETS	$18,176,505	$17,486,272	$16,875,733

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$605,535	$529,733	$568,036
Accrued expenses and other current liabilities	266,214	278,771	251,933
Accrued income taxes	—	—	14,898
Short-term debt	3,296	127	271
Current portion of finance and capital lease obligations	10,579	9,994	9,302
Current portion of non-recourse notes payable	397,837	355,433	357,117
TOTAL CURRENT LIABILITIES	1,283,461	1,174,058	1,201,557
Long-term debt, excluding current portion	840,187	995,479	815,770
Finance and capital lease obligations, excluding current portion	505,167	490,369	493,200
Non-recourse notes payable, excluding current portion	11,831,967	11,266,964	10,925,034
Other liabilities	233,605	242,553	239,186
TOTAL LIABILITIES	14,694,387	14,169,423	13,674,747

Commitments and contingent liabilities
SHAREHOLDERS’ EQUITY:
Common stock, $0.50 par value; 350,000,000 shares authorized; 175,289,632 and 179,747,894 shares issued and outstanding as of August 31, 2018 and February 28, 2018, respectively	87,645	89,874	90,952
Capital in excess of par value	1,265,930	1,234,047	1,193,799
Accumulated other comprehensive loss	(54,435)	(54,312)	(59,627)
Retained earnings	2,182,978	2,047,240	1,975,862
TOTAL SHAREHOLDERS’ EQUITY	3,482,118	3,316,849	3,200,986
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$18,176,505	$17,486,272	$16,875,733

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CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended August 31
(In thousands)	2018	2017 (1)
OPERATING ACTIVITIES:
Net earnings	$459,546	$393,126
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	90,311	88,078
Share-based compensation expense	54,234	36,585
Provision for loan losses	70,863	61,465
Provision for cancellation reserves	38,699	34,488
Deferred income tax provision	2,539	2,271
Other	1,358	1,013
Net decrease (increase) in:
Accounts receivable, net	28,438	52,655
Inventory	33,339	28,794
Other current assets	22,161	(1,063)
Auto loan receivables, net	(675,614)	(637,719)
Other assets	(7,167)	83
Net increase (decrease) in:
Accounts payable, accrued expenses and other
current liabilities and accrued income taxes	57,639	66,939
Other liabilities	(65,461)	(45,618)
NET CASH PROVIDED BY OPERATING ACTIVITIES	110,885	81,097
INVESTING ACTIVITIES:
Capital expenditures	(171,111)	(155,110)
Proceeds from disposal of property and equipment	565	96
Purchases of investments	(5,306)	(1,344)
Sales of investments	904	370
NET CASH USED IN INVESTING ACTIVITIES	(174,948)	(155,988)
FINANCING ACTIVITIES:
Increase in short-term debt, net	3,169	209
Proceeds from issuances of long-term debt	1,300,600	1,552,000
Payments on long-term debt	(1,456,100)	(1,689,000)
Cash paid for debt issuance costs	(8,189)	(7,623)
Payments on finance and capital lease obligations	(4,819)	(4,475)
Issuances of non-recourse notes payable	5,486,502	4,987,000
Payments on non-recourse notes payable	(4,878,974)	(4,425,923)
Repurchase and retirement of common stock	(381,347)	(344,785)
Equity issuances	47,502	23,905
NET CASH PROVIDED BY FINANCING ACTIVITIES	108,344	91,308
Increase in cash, cash equivalents and restricted cash	44,281	16,417
Cash, cash equivalents and restricted cash at beginning of year	554,898	523,865
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$599,179	$540,282

(1)
In connection with our adoption of Financial Accounting Standards Board (“FASB”) ASU 2016-18 during the first quarter of fiscal 2019, restricted cash is now included with cash and cash equivalents in the reconciliation of beginning of year and end of period total amounts above. Prior period amounts have been reclassified to conform to the current period’s presentation.

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